Exhibit 2.2

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT
This First Amendment to Stock Purchase Agreement (this “Amendment”), is entered into as of May 2, 2019 (the “Amendment Date”) but effective as of the Execution Date, by and between iNetXperts, Corp., a Maryland corporation doing business as Get Real Health (the “Company”), Computer Programs and Systems, Inc., a Delaware corporation (“Buyer”), the stockholders of the Company listed on Schedule A to the Agreement (as defined below) (each a “Seller” and, collectively, “Sellers”), and Kevin M. Plessner, not as a Seller but in his capacity as a representative of Sellers (the “Sellers Representative”).
RECITALS
WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of April 23, 2019 (the “Agreement”); and
WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment in accordance with Section 11.4 of the Agreement.
AGREEMENT
NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:
1. Rules of Construction. Capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Agreement. References to a Section, Annex or Schedule mean a Section of, or an Annex to, the Agreement or a Schedule to the Seller Disclosure Letter, respectively.
2. Amendments. Section 2.2(b) of the Agreement is hereby deleted and replaced with the following:
(b) The Earnout Payment, if any, shall be earned and paid in accordance with Annex B. Each Securityholder shall be eligible to receive payment of such Securityholder’s pro rata portion of the Earnout Payment, if any; provided, however, and notwithstanding anything in this Agreement, including Annex B, to the contrary, TELUS is not entitled to receive any portion of the Earnout Payment unless the amount of the Earnout Payment is such that TELUS would have received a greater amount of Transaction Consideration had it converted its shares to Common Stock prior to the Closing (and in such an event TELUS shall be entitled to receive the amount of the Earnout Payment necessary to provide TELUS with the amount of Transaction Consideration it would have received had it, in fact, so converted its shares).
3. Effect on Agreement. Except as provided in this Amendment, the Agreement is unchanged and remains in full force and effect. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein. All references in the Agreement or any other agreements, instruments and documents executed and delivered in connection therewith to the Agreement shall be deemed to refer to the Agreement as amended hereby. This Amendment shall be subject to the general provisions contained in Article XI of the Agreement, which are hereby incorporated by reference herein.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed, or caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the Execution Date.
THE COMPANY:
iNetXperts, Corp. doing business as Get Real Health

By: /s/ Robin Wiener
Name: Robin Wiener
Title: CEO

[Signature Page to First Amendment to Stock Purchase Agreement – The Company]

BUYER:
Computer Programs and Systems, Inc.

By: /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President and Chief Executive Officer
[Signature Page to First Amendment to Stock Purchase Agreement – Buyer]

SELLERS:

/s/ Mark Heaney
Mark Heaney

/s/ Robin Wiener
Robin Wiener

/s/ Jason Harmon
Jason Harmon

/s/ Rajesh CKR
Rajesh CKR

/s/ Manoj Sreenilayam
Manoj Sreenilayam

/s/ Alison Hoffman
Alison Hoffman

/s/ Chunmin Ren
Chunmin Ren

/s/ Christina Hendricks
Christina Hendricks

/s/ Romain Gallais
Romain Gallais

/s/ Kelly Grey
Kelly Grey
[Signature Page to First Amendment to Stock Purchase Agreement - Sellers]

TELUS Corporation

By: /s/ Rich Osborn
Name: Rich Osborn
Title: Managing Partner, TELUS Ventures
[Signature Page to First Amendment to Stock Purchase Agreement - Sellers]

SELLERS REPRESENTATIVE:

/s/ Kevin M. Plessner
Kevin M. Plessner, solely in his capacity as the Sellers’ Representative

[Signature Page to First Amendment to Stock Purchase Agreement – Sellers’ Representative]